                                                                      EXHIBIT 11


                          INDEPENDENT AUDITOR'S CONSENT



To the Trustees
Municipal Fund for Temporary Investment:



We consent to the use of our report dated January 9, 1998 incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the headings "Auditors" and "Financial Statements" in the Statements of Additional Information in the Registration Statement.




                            /s/ KPMG Peat Marwick LLP




Philadelphia, PA
March 27, 1998